UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 8, 2019

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Universal Biosensors, Inc. (the “Company”) filed a release with the Australian Securities Exchange (“First ASX Release”) on March 8, 2019, providing an update on its business activities and a review of its fiscal year ended December 31, 2018 results. The Company also hosted a conference call on March 8, 2019 to review these results. Copies of the First ASX Release and the conference call presentation slides (the “Presentation Materials”) are furnished as Exhibits 99.1 and 99.3, respectively, to this Current Report on Form 8-K. In the First ASX Release and the Presentation Materials, the Company uses the non-GAAP financial measure of EBITDA. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s 2018 Annual Report on Form 10-K and the reconciliation of Net Income to EBITDA contained on page F-6 therein.

The information in this Item 2.02, the First ASX Release and the Presentation Materials is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2019, Mr. Rick Legleiter resigned as Chief Executive Officer effective July 15, 2019. The Company thanks Mr. Legleiter for his service.

Item 7.01	Regulation FD Disclosure.

The information provided in Item 2.02 is incorporated by reference into this Item 7.01. The First ASX Release announced, among other items, that the Negotiation Period under the term sheet agreement, dated February 8, 2019 (the “Term Sheet”), among the Company, Universal Biosensors Pty Ltd (“UBS”) (the Company and UBS collectively referred to as “UBI”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) will end on June 8, 2019. The Term Sheet provides that during the Negotiation Period (i) UBI is prohibited from making any dividend payments or similar distributions, or engaging in M&A transactions (subject to an exception that would allow the Company or UBS to enter into M&A transactions where the directors of the Company determine, in good faith, that not proceeding with such a transaction would be inconsistent with their fiduciary duties) and (ii) UBI’s obligations to apply commercially reasonable efforts and to apply reasonably necessary resources to certain research and development activities under the Collaboration Agreement, dated September 9, 2011, as amended on September 20, 2012, between UBI and Siemens are suspended. See the Company’s Current Report on Form 8-K filed on February 11, 2019 for additional information regarding the Term Sheet. The First ASX Release also announced that (i) on March 6, 2019, UBI ceased employment of approximately one third of its workforce in Rowville, Melbourne, (ii) all proprietary coagulation product research and development spending was suspended in the fourth quarter of FY 2018 and (iii) research and development obligations relating to Siemens have been scaled back. A copy of the First ASX Release is included as Exhibit 99.1 to this current report on Form 8-K.

The Company filed a release with the Australian Securities Exchange (“Second ASX Release”) on March 8, 2019 announcing the resignation of Mr. Legleiter. A copy of the Second ASX Release is included as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, the First ASX Release, the Second ASX Release and the Presentation Materials attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act .

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are furnished with this Form 8-K.

99.1	Press Release of Universal Biosensors, Inc., dated March 8, 2019.

99.2	Press Release of Universal Biosensors, Inc., dated March 8, 2019.

99.3	Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Biosensors, Inc.
Date: March 8, 2019
	By:	/s/ Salesh Balak
Salesh Balak Chief Financial Officer

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